Exhibit 99.1

For Immediate Release

April 17, 2018

For More Information

Trisha Voltz Carlson

EVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockwhitney.com

Hancock reports first quarter 2018 EPS of $.83

Results include $7 million, or $.07 per share after tax, impact from nonoperating items

GULFPORT, Miss. (April 17, 2018) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the first quarter of 2018. Net income for the first quarter of 2018 was $72.5 million, or $.83 per diluted common share (EPS), compared to $55.4 million, or $.64 EPS in the fourth quarter of 2017 and $49.0 million, or $.57 EPS, in the first quarter of 2017. The first quarter of 2018 includes $7.0 million ($.07 per share after-tax impact) of expenses related to the sale of Harrison Finance Company (HFC), the pending Capital One trust and asset management transaction, the brand consolidation project, and a one-time all hands bonus. The fourth quarter of 2017 included an estimated $19.5 million ($.22 per share impact) tax reform related re-measurement charge of the net deferred tax asset (DTA). The first quarter of 2017 nonoperating items included $6.5 million of acquisition costs related to the First NBC Bank (FNBC) transaction ($.05 per share), partially offset by a $4.4 million gain from the sale of selected Hancock Horizon funds ($.03 per share).

Highlights of the company’s first quarter 2018 results (compared to fourth quarter 2017):

•	Reported earnings increased $17.0 million, or 31%; excluding the impact of the DTA re-measurement charge and nonoperating items, operating earnings increased $3.3 million, or 4%
•	Loans increased $88 million, or 2%, linked-quarter annualized; net increase reflects a decline of $95 million related to the sale of the consumer finance company (HFC)
•	Energy loans totaled $1.1 billion and comprised 5.5% of total loans; allowance for the energy portfolio totals $62.6 million, or 5.9% of energy loans
•	Net interest margin (NIM) of 3.37%, down 11 bps; core NIM down 9 bps to 3.26%
•	Operating expenses totaled $164.9 million, down 2% linked-quarter
•	Efficiency ratio was 57.5% compared to 56.6% linked-quarter; the change is mainly related to the impact of tax reform on the TE adjustment
•	Return on average assets (ROA) improved 26 bps to 1.08%; excluding nonoperating items and the 4Q17 DTA charge, operating ROA increased 7 bps to 1.17%
•	Tangible common equity (TCE) ratio increased 7 bps to 7.80%

“We are pleased with solid results for the first quarter of 2018,” said John M. Hairston, President & CEO.  “Our reported ROA is above 1% and we accomplished another step towards achieving our newly announced corporate strategic objectives by realizing two of them this period – ROA (operating) of 1.17% and ROTCE (operating) of 15.56%.  The positive impact from a lower provision for loan loss, lower operating expenses, and a lower tax rate led to those achievements, along with an improved level of operating EPS.

Results also included the negative impact of tax reform on our TE income, the sale of our consumer finance business, typical first quarter seasonality and the impact of today’s rate environment on our capital ratios.  However, even with those items, and the non-operating items related to an all-hands bonus and several significant projects, we made good progress toward attaining the new 2019 CSOs.”

Loans

Total loans at March 31, 2018 were $19.1 billion, up approximately $88 million, or less than 1%, linked-quarter. Net growth reflects a decline of $95 million related to the sale of the consumer finance company during the first quarter. Net loan growth during the quarter continues to be diversified across the regions and also in areas identified as part of the company’s revenue-generating initiatives.

Average loans totaled $19.0 billion for the first quarter of 2018, up $189 million, or 1%, linked-quarter.

Energy

At March 31, 2018, loans to the energy industry totaled $1.1 billion, or 5.5% of total loans. The energy portfolio was relatively stable linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of approximately $76 million and charge-offs of $7.6 million were partially offset by approximately $85 million in fundings.

Recent higher oil prices are helpful in the recovery of credits impacted by the energy cycle, however the key to resolution of many of those credits, especially in support services, is stabilization of prices over the longer term.

Management continues to estimate that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle, of which approximately $81 million has been taken to-date. While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle on our loan portfolio will be manageable, our reserve is adequate and our capital will remain solid.

Deposits

Total deposits at March 31, 2018 were $22.5 billion, up $233 million, or 1%, from December 31, 2017.

Noninterest-bearing demand deposits (DDAs) totaled $8.2 billion at March 31, 2018, down $77 million, or 1%, from December 31, 2017. DDAs comprised 37% of total period-end deposits at March 31, 2018.

Interest-bearing transaction and savings deposits totaled $8.1 billion at the end of the first quarter of 2018, down $123 million, or 2%, from December 31, 2017. Time deposits of $3.1 billion were up $365 million, or 13%, while interest-bearing public fund deposits increased $68 million, or 2%, to $3.1 billion at March 31, 2018.

Average deposits for the first quarter of 2018 were $22.0 billion, up $281 million, or 1%, linked-quarter.

Asset Quality

Nonperforming assets (NPAs) totaled $468.3 million at March 31, 2018, up $67.5 million from December 31, 2017. During the first quarter of 2018, total nonperforming loans increased approximately $68.4 million, mainly related to an increase in restructured support nondrilling loans (TDRs), while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $0.9 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.45% at March 31, 2018, up 34 bps from December 31, 2017.

The total allowance for loan losses (ALLL) was $210.7 million at March 31, 2018, down $6.6 million from December 31, 2017. The decline reflects the sale of the consumer finance company during the first quarter. The ratio of the allowance for loan losses to period-end loans was 1.10% at March 31, 2018, down 4 bps from 1.14% at December 31, 2017.

The allowance for credits in the energy portfolio totaled $62.6 million, or 5.9% of energy loans, at March 31, 2018, as compared to $70.2 million, or 6.7% of energy loans, at December 31, 2017.

Net charge-offs were $12.2 million, or 0.26% of average total loans on an annualized basis in the first quarter of 2018, down from $20.8 million, or 0.44% of average total loans in the fourth quarter of 2017. There were approximately $7.6 million of charge-offs related to energy credits in the first quarter of 2018, partially offset by energy-related recoveries of $3.3 million.

During the first quarter of 2018, Hancock recorded a total provision for loan losses of $12.3 million, down from $15.0 million in the fourth quarter of 2017.

Net Interest Income and Net Interest Margin (NIM)
Net interest income (TE) for the first quarter of 2018 was $209.6 million, down $7.4 million from the fourth quarter of 2017. The decrease is related to a $4.2 million negative impact of tax reform on the TE adjustment, a $1.7 million reversal of interest on nonaccrual loans, a $3.3 million reduction due to 2 fewer business days in the first quarter and a $1.5 million reduction in income related to the sale of the consumer finance company.

Average earning assets were $25.1 billion for the first quarter of 2018, up $294 million, or 1%, from the fourth quarter of 2017. The net interest margin (TE) was 3.37% for the first quarter of 2018, down 11 bps from the fourth quarter of 2017. The decline in the margin is related to an 8 bps negative impact on the TE adjustment from tax reform, a 3 bps negative impact from the reversal of interest on nonaccrual loans and a 2 bps negative impact related to the sale of the consumer finance company.

Noninterest Income

Noninterest income totaled $66.3 million for the first quarter of 2018, down $3.4 million, or 5%, from the fourth quarter of 2017, and includes a loss on the sale of the consumer finance company of $1.1 million. Excluding the loss on the sale, noninterest income (operating) totaled $67.4 million, down $2.3 million, or 3%.

Service charges on deposits totaled $21.4 million for the first quarter of 2018, down $1.0 million, or 4%, from the fourth quarter of 2017. Bank card and ATM fees totaled $14.5 million, up $0.2 million, or 2%, from the fourth quarter of 2017.

Trust fees totaled $11.3 million, up $0.3 million, or 2% linked-quarter. Investment and annuity income and insurance fees totaled $6.1 million, up $0.3 million, or 6%, linked-quarter.

Fees from secondary mortgage operations totaled $3.4 million for the first quarter of 2018, up $0.2 million, or 5%, linked-quarter.

Other noninterest income totaled $10.6 million, down $2.2 million, or 17%, from the fourth quarter of 2017. Other noninterest income in the fourth quarter of 2017 included a $2.9 million gain related to a bulk sale of loans from the Peoples First acquisition.

Noninterest Expense & Taxes
Noninterest expense for the first quarter of 2018 totaled $170.8 million, up $2.7 million, or 2%, from the fourth quarter of 2017, including $5.9 million of nonoperating expense related to the sale of the consumer finance company, the pending acquisition of Capital One’s trust and asset management business, the brand consolidation project, and a one-time all hands bonus. Excluding nonoperating items, operating expense totaled $164.9 million, down $3.1 million, or 2%. The discussion below excludes nonoperating items.

Total personnel expense was $96.4 million in the first quarter of 2018, down $3.2 million, or 3%, from the fourth quarter of 2017. The decrease is mainly related to higher performance-based incentive pay in the fourth quarter, partly offset by higher seasonal personnel expense.

Occupancy and equipment expense totaled $14.4 million in the first quarter of 2018, down $0.5 million, or 4%, from the fourth quarter of 2017.

Amortization of intangibles totaled $5.6 million for the first quarter of 2018, down $0.3 million or 5% linked-quarter. ORE expense totaled $0.2 million in the first quarter of 2018, compared to net gains on ORE dispositions that exceeded ORE expense by $0.3 million in the fourth quarter of 2017. The first quarter reflects a more normal level of ORE expense.

Other operating expense totaled $48.3 million in the first quarter of 2018, up $0.3 million, or 1%, from the fourth quarter of 2017.

The effective income tax rate for the first quarter of 2018 was 18%. Management expects the tax rate in the second quarter of 2018 to approximate 18%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at March 31, 2018 totaled $2.9 billion, unchanged from year-end 2017. The tangible common equity (TCE) ratio was 7.80%, up 7 bps from December 31, 2017. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, April 18, 2018 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 25, 2018 by dialing (855) 859-2056 or (404) 537-3406, passcode 4289388.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company’s banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock’s performance. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion and amortization. We define Core Net Interest Margin as core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Operating Revenue as net interest income (TE) and noninterest income less nonoperating revenue.  We define Operating Pre-Provision Net Revenue as operating revenue (TE) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of reported net interest income to operating pre-provision net revenue is included in Appendix A.

We define Operating Earnings as reported net income excluding nonoperating items net of income tax.  We define Operating Earnings per Share as operating earnings expressed as an amount available to each common shareholder on a diluted basis. A reconciliation of reported net income to operating earnings is presented in the Income Statement table and a reconciliation of reported earnings per share – diluted to operating earnings per share – diluted is presented in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the sale of HFC on our performance and financial condition, the impact of the transactions with First NBC and Capital One (pending) on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
NET INCOME
Net interest income	$205,664	$208,047	$202,857	$199,717	$181,691
Net interest income (TE) (a)	209,627	216,996	211,436	208,281	189,989
Provision for loan losses	12,253	14,986	13,040	14,951	15,991
Noninterest income	66,252	69,688	67,115	67,487	63,491
Noninterest expense	170,791	168,063	177,616	183,470	163,542
Income tax expense	16,397	39,237	20,414	16,516	16,635
Net income	$72,475	$55,449	$58,902	$52,267	$49,014
Earnings excluding nonoperating items
Net income	$72,475	$55,449	$58,902	$52,267	$49,014
Nonoperating items, net of income tax benefit	5,782	—	7,405	6,902	1,372
Income tax resulting from re-measurement of deferred tax asset	—	19,520	—	—	—
Operating earnings	$78,257	$74,969	$66,307	$59,169	$50,386
PERIOD-END BALANCE SHEET DATA
Loans	$19,092,504	$19,004,163	$18,786,285	$18,473,841	$18,204,868
Securities	5,930,076	5,888,380	5,624,552	5,668,836	5,001,273
Earning assets	25,105,948	25,024,792	24,545,798	24,295,892	23,278,297
Total assets	27,297,337	27,336,086	26,816,755	26,630,569	25,485,026
Noninterest-bearing deposits	8,230,060	8,307,497	7,896,384	7,887,867	7,722,279
Total deposits	22,485,722	22,253,202	21,533,859	21,442,815	19,922,020
Common shareholders' equity	2,896,038	2,884,949	2,863,275	2,813,962	2,763,622
AVERAGE BALANCE SHEET DATA
Loans	$19,028,490	$18,839,537	$18,591,219	$18,369,446	$17,303,044
Securities (b)	5,897,290	5,801,451	5,679,841	5,241,735	5,037,286
Earning assets	25,106,283	24,812,676	24,487,426	24,338,130	22,770,001
Total assets	27,237,077	26,973,507	26,677,573	26,526,253	24,756,506
Noninterest-bearing deposits	7,951,121	8,095,563	7,775,913	7,769,932	7,462,258
Total deposits	22,043,419	21,762,757	21,349,818	20,932,561	19,247,858
Common shareholders' equity	2,872,813	2,867,475	2,838,517	2,786,566	2,733,089
COMMON SHARE DATA
Earnings per share - diluted	$0.83	$0.64	$0.68	$0.60	$0.57
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	33.96	33.86	33.78	33.21	32.70
Tangible book value per share (period-end)	24.22	24.05	23.92	23.27	23.19
Weighted average number of shares - diluted	85,423	85,303	84,980	84,867	84,624
Period-end number of shares	85,285	85,200	84,767	84,738	84,517
Market data
High sales price	$56.40	$53.35	$50.40	$52.94	$49.50
Low sales price	49.48	46.18	41.05	42.70	41.71
Period-end closing price	51.70	49.50	48.45	49.00	45.55
Trading volume	35,459	29,308	33,243	39,035	45,119
PERFORMANCE RATIOS
Return on average assets	1.08%	0.82%	0.88%	0.79%	0.80%
Return on average common equity	10.23%	7.67%	8.23%	7.52%	7.27%
Return on average tangible common equity	14.41%	10.81%	11.68%	10.69%	9.92%
Tangible common equity ratio (c)	7.80%	7.73%	7.80%	7.65%	7.94%
Net interest margin (TE) (d)	3.37%	3.48%	3.44%	3.43%	3.37%
Average loan/deposit ratio	86.32%	86.57%	87.08%	87.76%	89.90%
Allowance for loan losses as a percent of period-end loans	1.10%	1.14%	1.19%	1.20%	1.17%
Annualized net charge-offs to average loans	0.26%	0.44%	0.25%	0.13%	0.70%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	46.37%	54.18%	56.45%	63.92%	68.77%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$0.90	$0.86	$0.76	$0.68	$0.58
Return on average assets - operating	1.17%	1.10%	0.99%	0.89%	0.83%
Return on average common equity - operating	11.05%	10.37%	9.27%	8.52%	7.48%
Return on average tangible common equity - operating	15.56%	14.62%	13.14%	12.11%	10.20%
Efficiency ratio (e)	57.51%	56.57%	57.50%	60.59%	61.16%
Noninterest income as a percent of total revenue (TE) - operating	24.33%	24.31%	24.09%	24.47%	23.74%
FTE headcount	3,775	3,887	3,979	4,162	3,819

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, and 35% for all other periods presented.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK HOLDING COMPANY
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
NET INCOME
Interest income	$241,395	$239,173	$232,716	$226,177	$202,515
Interest income (TE) (f)	245,358	248,122	241,295	234,741	210,813
Interest expense	35,731	31,126	29,859	26,460	20,824
Net interest income (TE)	209,627	216,996	211,436	208,281	189,989
Provision for loan losses	12,253	14,986	13,040	14,951	15,991
Noninterest income	66,252	69,688	67,115	67,487	63,491
Noninterest expense	170,791	168,063	177,616	183,470	163,542
Income before income taxes	88,872	94,686	79,316	68,783	65,649
Income tax expense	16,397	39,237	20,414	16,516	16,635
Net income	$72,475	$55,449	$58,902	$52,267	$49,014
Earnings excluding nonoperating items
Net Income	$72,475	$55,449	$58,902	$52,267	$49,014
Nonoperating income	1,145	—	—	—	(4,352)
Nonoperating expense	5,853	—	11,393	10,617	6,463
Income tax benefit	(1,216)	—	(3,988)	(3,715)	(739)
Income tax resulting from re-measurement of deferred tax asset	—	19,520	—	—	—
Nonoperating items, net of applicable income tax benefit	5,782	19,520	7,405	6,902	1,372
Operating earnings	$78,257	$74,969	$66,307	$59,169	$50,386
NONINTEREST INCOME
Service charges on deposit accounts	$21,448	$22,455	$21,444	$20,061	$19,206
Trust fees	11,335	11,079	10,742	11,506	11,211
Bank card and ATM fees	14,458	14,234	13,390	13,687	12,468
Investment and insurance commissions, and annuity fees	6,125	5,802	6,230	6,445	5,264
Secondary mortgage market operations	3,401	3,244	4,157	4,241	3,567
Amortization of FDIC loss share receivable	—	—	—	(1,327)	(1,100)
Other income	10,630	12,874	11,152	12,874	8,523
Total operating noninterest income	67,397	69,688	67,115	67,487	59,139
Nonoperating income	(1,145)	—	—	—	4,352
Total noninterest income	$66,252	$69,688	$67,115	$67,487	$63,491
NONINTEREST EXPENSE
Personnel expense (g)	$96,366	$99,558	$97,023	$99,598	$92,072
Net occupancy and equipment expense	14,436	14,968	15,728	16,767	14,470
Other real estate (income) expense, net	210	(340)	199	(1,004)	(13)
Other operating expense (g)	48,308	47,992	47,203	51,735	45,845
Amortization of intangibles	5,618	5,885	6,070	5,757	4,705
Total operating expense	164,938	168,063	166,223	172,853	157,079
Nonoperating expense	5,853	—	11,393	10,617	6,463
Total noninterest expense	$170,791	$168,063	$177,616	$183,470	$163,542
COMMON SHARE DATA
Earnings per share:
Basic	$0.83	$0.64	$0.68	$0.60	$0.57
Diluted	0.83	0.64	0.68	0.60	0.57
Operating earnings per share:
Diluted (h)	$0.90	$0.86	$0.76	$0.68	$0.58

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, and 35% for all other periods presented.
(g) Prior period presentation reflects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK HOLDING COMPANY
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
ASSETS
Commercial non-real estate loans	$8,336,222	$8,297,937	$8,129,429	$8,093,104	$8,074,287
Commercial real estate - owner occupied	2,185,543	2,142,439	2,076,014	2,078,332	2,047,451
Total commercial and industrial loans	10,521,765	10,440,376	10,205,443	10,171,436	10,121,738
Commercial real estate - income producing	2,394,862	2,384,599	2,511,808	2,401,673	2,505,104
Construction and land development loans	1,413,878	1,373,421	1,373,048	1,313,522	1,252,667
Residential mortgage loans	2,732,821	2,690,472	2,596,692	2,493,923	2,266,263
Consumer loans	2,029,178	2,115,295	2,099,294	2,093,287	2,059,096
Total loans	19,092,504	19,004,163	18,786,285	18,473,841	18,204,868
Loans held for sale	21,827	39,865	23,236	26,787	20,883
Securities	5,930,076	5,888,380	5,624,552	5,668,836	5,001,273
Short-term investments	61,541	92,384	111,725	126,428	51,273
Earning assets	25,105,948	25,024,792	24,545,798	24,295,892	23,278,297
Allowance for loan losses	(210,713)	(217,308)	(223,122)	(221,865)	(213,550)
Goodwill	745,523	745,523	739,403	740,265	716,761
Other intangible assets, net	85,021	90,640	96,525	101,694	86,952
Other assets	1,571,558	1,692,439	1,658,151	1,714,583	1,616,566
Total assets	$27,297,337	$27,336,086	$26,816,755	$26,630,569	$25,485,026
LIABILITIES
Noninterest-bearing deposits	$8,230,060	$8,307,497	$7,896,384	$7,887,867	$7,722,279
Interest-bearing transaction and savings deposits	8,058,793	8,181,554	7,893,546	8,402,133	7,162,760
Interest-bearing public fund deposits	3,108,008	3,040,318	2,762,048	2,537,030	2,595,263
Time deposits	3,088,861	2,723,833	2,981,881	2,615,785	2,441,718
Total interest-bearing deposits	14,255,662	13,945,705	13,637,475	13,554,948	12,199,741
Total deposits	22,485,722	22,253,202	21,533,859	21,442,815	19,922,020
Short-term borrowings	1,452,097	1,703,890	1,737,151	1,810,907	2,121,932
Long-term debt	300,443	305,513	331,179	407,876	525,082
Other liabilities	163,037	188,532	351,291	155,009	152,370
Total liabilities	24,401,299	24,451,137	23,953,480	23,816,607	22,721,404
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,016,405	2,010,833	2,012,835	2,007,942	2,003,181
Retained earnings	1,060,182	1,008,518	948,591	910,459	878,953
Accumulated other comprehensive income	(180,549)	(134,402)	(98,151)	(104,439)	(118,512)
Total common shareholders' equity	2,896,038	2,884,949	2,863,275	2,813,962	2,763,622
Total liabilities & shareholders' equity	$27,297,337	$27,336,086	$26,816,755	$26,630,569	$25,485,026
CAPITAL RATIOS
Tangible common equity	$2,065,494	$2,048,787	$2,027,347	$1,972,003	$1,959,909
Tier 1 capital (i)	2,276,454	2,214,723	2,167,917	2,119,895	2,119,125
Common equity (period-end) as a percent of total assets (period-end)	10.61%	10.55%	10.68%	10.57%	10.84%
Tangible common equity ratio	7.80%	7.73%	7.80%	7.65%	7.94%
Leverage (Tier 1) ratio (i)	8.56%	8.43%	8.34%	8.21%	8.79%
Tier 1 risk-based capital ratio (i)	10.47%	10.21%	10.10%	10.01%	10.16%
Total risk-based capital ratio (i)	12.12%	11.90%	11.84%	11.76%	11.91%

(i) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2018	12/31/2017	3/31/2017
ASSETS
Commercial non-real estate loans	$8,290,955	$8,171,016	$7,846,802
Commercial real estate - owner occupied	2,160,596	2,102,635	1,943,771
Total commercial and industrial loans	10,451,551	10,273,651	9,790,573
Commercial real estate - income producing	2,383,906	2,451,823	2,137,890
Construction and land development loans	1,388,913	1,370,617	1,130,165
Residential mortgage loans	2,718,413	2,642,308	2,185,928
Consumer loans	2,085,707	2,101,138	2,058,488
Total loans	19,028,490	18,839,537	17,303,044
Loans held for sale	32,194	22,231	21,328
Securities (j)	5,897,290	5,801,451	5,037,286
Short-term investments	148,309	149,457	408,343
Earning assets	25,106,283	24,812,676	22,770,001
Allowance for loan losses	(216,796)	(225,769)	(226,503)
Goodwill and other intangible assets	833,269	833,162	729,766
Other assets	1,514,321	1,553,438	1,483,242
Total assets	$27,237,077	$26,973,507	$24,756,506
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,951,121	$8,095,563	$7,462,258
Interest-bearing transaction and savings deposits	8,043,176	7,927,250	6,897,660
Interest-bearing public fund deposits	3,070,079	2,803,547	2,547,874
Time deposits	2,979,043	2,936,397	2,340,066
Total interest-bearing deposits	14,092,298	13,667,194	11,785,600
Total deposits	22,043,419	21,762,757	19,247,858
Short-term borrowings	1,823,033	1,763,189	2,127,256
Long-term debt	305,117	312,719	458,050
Other liabilities	192,695	267,367	190,253
Common shareholders' equity	2,872,813	2,867,475	2,733,089
Total liabilities & shareholders' equity	$27,237,077	$26,973,507	$24,756,506

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2018			12/31/2017			3/31/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,224.4	$150.9	4.30%	$14,096.1	$154.5	4.35%	$13,058.7	$130.4	4.04%
Residential mortgage loans	2,718.4	27.9	4.10%	2,642.3	26.3	3.99%	2,185.9	21.3	3.90%
Consumer loans	2,085.7	29.0	5.64%	2,101.1	29.8	5.63%	2,058.5	26.6	5.24%
Loan fees & late charges	—	0.5	—%	—	0.6	—%	—	(0.1)	0.00%
Total loans (TE) (l)	19,028.5	208.3	4.43%	18,839.5	211.2	4.46%	17,303.1	178.2	4.16%
Loans held for sale	32.2	0.2	2.75%	22.2	0.2	3.28%	21.3	0.2	4.08%
US Treasury and government agency securities	148.4	0.8	2.21%	144.5	0.8	2.21%	116.3	0.6	2.04%
CMOs and mortgage backed securities	4,785.3	27.9	2.33%	4,682.2	26.2	2.24%	3,975.2	22.1	2.22%
Municipals (TE)	960.1	7.6	3.18%	971.1	9.3	3.82%	942.1	9.0	3.84%
Other securities	3.5	—	2.06%	3.7	—	2.03%	3.7	0.0	1.96%
Total securities (TE) (m)	5,897.3	36.3	2.46%	5,801.5	36.3	2.50%	5,037.3	31.7	2.52%
Total short-term investments	148.3	0.5	1.34%	149.5	0.4	1.07%	408.3	0.7	0.74%
Average earning assets yield (TE)	$25,106.3	245.3	3.95%	$24,812.7	248.1	3.98%	$22,770.0	210.8	3.74%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,043.2	9.1	0.46%	$7,927.3	8.3	0.42%	$6,897.7	4.5	0.27%
Time deposits	2,979.0	9.7	1.32%	2,936.4	8.7	1.17%	2,340.0	5.1	0.89%
Public funds	3,070.1	8.1	1.07%	2,803.5	6.6	0.93%	2,547.9	3.2	0.50%
Total interest-bearing deposits	14,092.3	26.9	0.78%	13,667.2	23.6	0.68%	11,785.6	12.8	0.44%
Short-term borrowings	1,823.1	5.4	1.17%	1,763.2	4.1	0.92%	2,127.3	2.9	0.56%
Long-term debt	305.1	3.4	4.48%	312.7	3.4	4.37%	458.0	5.1	4.42%
Total borrowings	2,128.2	8.8	1.66%	2,075.9	7.5	1.45%	2,585.3	8.0	1.24%
Total interest-bearing liabilities cost	16,220.5	35.7	0.89%	15,743.1	31.1	0.79%	14,370.9	20.8	0.59%
Net interest-free funding sources	8,885.8			9,069.6			8,399.1
Total cost of funds	25,106.3	35.7	0.58%	24,812.7	31.1	0.50%	22,770.0	20.8	0.37%
Net Interest Spread (TE)		$209.6	3.05%		$217.0	3.19%		190.0	3.15%
Net Interest Margin (TE)	$25,106.3	$209.6	3.37%	$24,812.7	$217.0	3.48%	$22,770.0	$190.0	3.37%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, and 35% for all other periods presented.
(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2018	12/31/2017	3/31/2017
Nonaccrual loans (n)	$275,179	$252,800	$262,649
Restructured loans - still accruing	166,520	120,493	47,267
Total nonperforming loans	441,699	373,293	309,916
ORE and foreclosed assets	26,630	27,542	17,156
Total nonperforming assets	$468,329	$400,835	$327,072
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.45%	2.11%	1.79%
Accruing loans 90 days past due	$12,724	$27,766	$590
Accruing loans 90 days past due as a percent of loans	0.07%	0.15%	0.00%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.52%	2.25%	1.80%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$217,308	$223,122	$229,418
Provision for loan losses	12,253	14,986	15,991
Decrease in allowance as a result of sale of subsidiary	(6,648)	—	—
Decrease in FDIC loss share receivable	—	—	(1,830)
Charge-offs	(18,436)	(25,328)	(33,944)
Recoveries	6,236	4,528	3,915
Net charge-offs	(12,200)	(20,800)	(30,029)
Ending Balance	$210,713	$217,308	$213,550
Allowance for loan losses as a percent of period-end loans	1.10%	1.14%	1.17%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	46.37%	54.18%	68.77%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$5,870	$14,017	$22,859
Residential mortgage loans	76	(371)	235
Consumer loans	6,254	7,154	6,935
Total net charge-offs	$12,200	$20,800	$30,029
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.17%	0.39%	0.71%
Residential mortgage loans	0.01%	(0.06)%	0.04%
Consumer loans	1.22%	1.35%	1.37%
Total net charge-offs as a percentage of average loans	0.26%	0.44%	0.70%

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $ 118.0 million, $99.2 million, and $112.6 million at 3/31/2018, 12/31/17, and 3/31/17, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Nonaccrual loans (n)	$275,179	$252,800	$269,676	$238,219	$262,649
Restructured loans - still accruing	166,520	120,493	96,735	90,502	47,267
Total nonperforming loans	441,699	373,293	366,411	328,721	309,916
ORE and foreclosed assets	26,630	27,542	21,219	18,049	17,156
Total nonperforming assets	$468,329	$400,835	$387,630	$346,770	$327,072
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.45%	2.11%	2.06%	1.88%	1.79%
Accruing loans 90 days past due	$12,724	$27,766	$28,850	$18,390	$590
Accruing loans 90 days past due as a percent of loans	0.07%	0.15%	0.15%	0.10%	0.00%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.52%	2.25%	2.21%	1.97%	1.80%
Allowance for loan losses	$210,713	$217,308	$223,122	$221,865	$213,550
Allowance for loan losses as a percentage of period-end loans	1.10%	1.14%	1.19%	1.20%	1.17%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	46.37%	54.18%	56.45%	63.92%	68.77%
Provision for loan losses	12,253	14,986	13,040	14,951	15,991
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$5,870	$14,017	$4,250	$901	$22,859
Residential mortgage loans	76	(371)	1,651	260	235
Consumer loans	6,254	7,154	5,882	4,779	6,935
Total net charge-offs	$12,200	$20,800	$11,783	$5,940	$30,029
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.17%	0.39%	0.12%	0.03%	0.71%
Residential mortgage loans	0.01%	(0.06)%	0.26%	0.04%	0.04%
Consumer loans	1.22%	1.35%	1.11%	0.92%	1.37%
Total net charge-offs as a percentage of average loans	0.26%	0.44%	0.25%	0.13%	0.70%
AVERAGE LOANS
Commercial & real estate loans	$14,224,370	$14,096,091	$13,945,774	$13,890,054	$13,058,628
Residential mortgage loans	2,718,413	2,642,308	2,549,338	2,399,422	2,185,928
Consumer loans	2,085,707	2,101,138	2,096,107	2,079,970	2,058,488
Total average loans	$19,028,490	$18,839,537	$18,591,219	$18,369,446	$17,303,044

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $ 118.0 million, $99.2 million, $119.7 million, $96.3 million, and $112.6 million at 3/31/2018, 12/31/17, 9/30/17, 6/30/17, and 3/31/17, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY
Appendix A To the Earnings Release
Reconciliation of Non-GAAP Measures

CORE NET INTEREST INCOME (TE) AND CORE NET INTEREST MARGIN (TE)
	Three Months Ended
(dollars in thousands)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net interest income	$205,664	$208,047	$202,857	$199,717	$181,691
Taxable equivalent adjustment (o)	3,963	8,949	8,579	8,564	8,298
Net interest income (TE)	209,627	216,996	211,436	208,281	189,989
Purchase accounting adjustments:
Net loan discount accretion (p)	7,108	8,280	7,711	8,801	5,017
Net investment premium amortization (q)	(315)	(320)	(364)	(398)	(454)
Net purchase accounting accretion	6,793	7,960	7,347	8,403	4,563
Net interest income (TE) - core	$202,834	$209,036	$204,089	$199,878	$185,426
Average earning assets	$25,106,283	$24,812,676	$24,487,426	$24,338,130	$22,770,001
Net interest margin (TE)	3.37%	3.48%	3.44%	3.43%	3.37%
Net purchase accounting adjustments	0.11%	0.13%	0.12%	0.14%	0.08%
Net interest margin (TE) - core	3.26%	3.35%	3.32%	3.29%	3.29%

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended
(dollars in thousands)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net interest income	$205,664	$208,047	$202,857	$199,717	$181,691
Noninterest income	66,252	69,688	67,115	67,487	63,491
Total revenue	$271,916	$277,735	$269,972	$267,204	$245,182
Taxable equivalent adjustment	3,963	8,949	8,579	8,564	8,298
Nonoperating revenue	1,145	—	—	—	(4,352)
Operating revenue (TE)	$277,024	$286,684	$278,551	$275,768	$249,128
Noninterest expense	(170,791)	(168,063)	(177,616)	(183,470)	(163,542)
Nonoperating expense	5,853	—	11,393	10,617	6,463
Operating pre-provision net revenue (TE)	$112,086	$118,621	$112,328	$102,915	$92,049

OPERATING EARNINGS PER SHARE - DILUTED
	Three Months Ended
(in thousands, except per share amounts)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net Income	$72,475	$55,449	$58,902	$52,267	$49,014
Net income allocated to participating securities	(1,366)	(1,104)	(1,244)	(1,166)	(1,156)
Net income available to common shareholders	71,109	54,345	57,658	51,101	47,858
Nonoperating items, net of applicable income tax	5,782	19,520	7,405	6,902	1,372
Nonoperating items allocated to participating securities	(109)	(390)	(156)	(154)	(32)
Operating earnings available to common shareholders	$76,782	$73,475	$64,907	$57,849	$49,198
Weighted average common shares - diluted	85,423	85,303	84,980	84,867	84,624
Earnings per share - diluted	$0.83	$0.64	$0.68	$0.60	$0.57
Operating earnings per share - diluted	$0.90	$0.86	$0.76	$0.68	$0.58

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018, and 35% for all other periods presented.
(p) Includes net loan discount accretion arising from business combinations.
(q) Includes net investment premium amortization arising from business combinations.